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       COMMON STOCK                                                                             COMMON STOCK

         NUMBER                                                                                    SHARES

       CM

 INCORPORATED UNDER THE LAWS                                                          SEE REVERSE FOR CERTAIN DEFINITIONS
  OF THE STATE OF DELAWARE                                                                    CUSIP

                                              ENTRAVISION COMMUNICATIONS CORPORATION

     This Certifies that

                                                             SPECIMEN

     is the record holder of

                            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF

                                              ENTRAVISION COMMUNICATIONS CORPORATION

                                                       CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this
Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and a facsimile of its corporate seal.

Dated:

                                                           [SEAL]
           Secretary                                                                President

COUNTERSIGNED AND REGISTERED:
      CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                    TRANSFER AGENT AND REGISTRAR

BY

                           AUTHORIZED SIGNATURE
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